    As filed with the Securities and Exchange Commission on October 31, 1996.
                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                    OCCUPATIONAL HEALTH + REHABILITATION INC

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           Delaware                                 13-3464527
     (STATE OR OTHER JURISDICTION OF              (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)              IDENTIFICATION NO.)


                           175 Derby Street, Suite 36
                                Hingham, MA 02043
                                 (617) 741-5175

                   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
             NUMBER, INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL
                               EXECUTIVE OFFICES)


                    Occupational Health + Rehabilitation Inc
                                 1996 Stock Plan
                            (FULL TITLE OF THE PLAN)


                                John C. Garbarino
                      President and Chief Executive Officer
                    Occupational Health + Rehabilitation Inc
                           175 Derby Street, Suite 36
                                Hingham, MA 02043
                                 (617) 741-5175

            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    Copy to:

                              Donna L. Brooks, Esq.
                              Shipman & Goodwin LLP
                                One American Row
                               Hartford, CT 06103
                                 (860) 251-5000

                         CALCULATION OF REGISTRATION FEE

                                                           PROPOSED              PROPOSED
                                                           MAXIMUM               MAXIMUM
     TITLE OF EACH CLASS              AMOUNT               OFFERING             AGGREGATE             AMOUNT OF
     OF SECURITIES TO BE              TO BE               PRICE PER              OFFERING            REGISTRATION
         REGISTERED                 REGISTERED            SHARE (1)             PRICE (1)                FEE
     -------------------            ----------            ---------             ---------            ------------
Common Stock, par value

$.001......................          265,000                $4.00               $1,060,000              $321.21


(1) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(h), the proposed maximum offering price per share is based on the average of the high and low price per share of $4.00 on October 28, 1996, as reported by the Nasdaq Stock Market.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The Section 10(a) prospectus being delivered by Occupational Health + Rehabilitation Inc (the "Company") to participants in the Company's 1996 Stock Plan, as required by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), has been prepared in accordance with the requirements of Form S-8 and relates to shares of Common Stock, par value $.001 per share, issued or reserved for issuance pursuant to awards granted under the 1996 Stock Plan. The information with respect to awards granted under the 1996 Stock Plan required in the Section 10(a) prospectus is included in documents being maintained and delivered by the Company as required by Rule 428 under the Securities Act. The Company shall provide to participants a written statement advising them of the availability without charge, upon written or oral request, of documents incorporated by reference herein, as is required by Item 2 of Part I of Form S-8.

                                     PART II


           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

           The following documents are hereby incorporated by reference in this registration statement:

           (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1995;

           (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996; the Company's Current Report on Form 8-K, as amended, dated June 6, 1996; the Company's Current Report on Form 8-K dated September 11, 1996; and the Company's Current Report on Form 8-K dated September 24, 1996;

           (c) The description of the registrant's Common Stock contained in its registration statement on Form 8-A relating to such Common Stock effective on May 10, 1993, which registration statement was amended on Form 8-A/A filed on May 24, 1993, and any amendment or report filed for the purpose of further updating such description.

           All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.    DESCRIPTION OF SECURITIES.

           This Item is not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

           This Item is not applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

           Section 145 of the General Corporation Law of the State of Delaware and provisions of the registrant's Restated Certificate of Incorporation and Restated Bylaws, as amended, permit, under certain circumstances and subject to certain limitations, the indemnification by the registrant of any present or former director or officer of the registrant against expenses, judgments, fines and settlement amounts incurred by such person in connection with any threatened or actual action, suit or proceeding against such person by reason of being or having been a director or officer of the registrant.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

           This Item is not applicable.

ITEM 8.    EXHIBITS.

Exhibit No.                         Description

        4.1 Restated Certificate of Incorporation (Filed as Exhibit 4.1 to Form 8-K/A dated June 6, 1996, File No. 0-21428). (1)

        4.2 Restated Bylaws (Filed as Exhibit 3.02 to Form 10-Q for the quarter ended June 30, 1996, File No. 0-21428). (1)

        5.1 Opinion of Shipman & Goodwin LLP as to the legality of the securities being registered. (2)

       23.1         Consent of Shipman & Goodwin LLP (included in Exhibit 5.1).
                    (2)

       23.2         Consent of Ernst & Young LLP. (2)

       24.1 Power of Attorney (contained on pages II-5 and II-6 of this registration statement). (2)

       99.1         The registrant's 1996 Stock Plan. (2)

--------------------------

(1)      Incorporated by reference.

(2)      Filed herewith.

ITEM 9.    UNDERTAKINGS.

           (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

           Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hingham, State of Massachusetts, on October 28, 1996.

                              OCCUPATIONAL HEALTH + REHABILITATION INC

                              By: /s/ John C. Garbarino
                                  ---------------------
                                  John C. Garbarino,
                                  President and Chief Executive Officer

                                POWER OF ATTORNEY

         Know All Persons by These Presents, that each person whose signature appears below constitutes and appoints John C. Garbarino and Kathryn G. Converse, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file same, with all exhibits thereto, and other documents in connection therewith, with full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, of their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                               -------------------

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURE                         TITLE                               DATE
               ---------                         -----                               ----
         /s/John C. Garbarino          President, Chief Executive Officer,       October 28, 1996
      ---------------------------          Treasurer, Secretary and
            JOHN C. GARBARINO              Director (principal executive
                                           officer and principal financial
                                           officer)



        /s/Kathryn G. Converse           Controller and Assistant Secretary      October 28, 1996
     -----------------------------
           KATHRYN G. CONVERSE

       /s/Charles L. Dimmler, III                     Director                   October 28, 1996
     -----------------------------
          CHARLES L. DIMMLER, III

         /s/Kevin J. Dougherty                        Director                   October 28, 1996
     -----------------------------
            KEVIN J. DOUGHERTY

          /s/Angus M. Duthie                          Director                   October 28, 1996
       -----------------------------
            ANGUS M. DUTHIE

                                                      Director                   October __, 1996
       -----------------------------
           JOHN K. HERDKLOTZ, PH.D.

        /s/Paul D. Paganucci                         Director                   October 28, 1996
       -----------------------------
           PAUL D. PAGANUCCI

        /s/Craig C. Taylor                           Director                   October 28, 1996
      -----------------------------
          CRAIG C. TAYLOR

                              EXHIBIT INDEX

                                                               Sequentially
Exhibit No.                Description                         Numbered Page
-----------                -----------                         -------------

        5.1 Opinion of Shipman & Goodwin LLP as to the legality of the securities being registered.

       23.1   Consent of Shipman & Goodwin LLP (included in
              Exhibit 5.1).

       23.2   Consent of Ernst & Young LLP.

       24.1   Power of Attorney (contained on pages II-5 and
              II-6 of this registration statement).

       99.1   The registrant's 1996 Stock Plan.